UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 6, 2023

Associated Banc-Corp

(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Main Street, Green Bay, Wisconsin	54301
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	920-491-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASB	The New York Stock Exchange
Depositary Shrs, each representing 1/40th intrst in a shr of 5.875% Non-Cum. Perp Pref Stock, Srs E	ASB PrE	The New York Stock Exchange
Depositary Shrs, each representing 1/40th intrst in a shr of 5.625% Non-Cum. Perp Pref Stock, Srs F	ASB PrF	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On February 10, 2023, Associated Banc-Corp (the “Company”) completed the public offer and sale of $300,000,000 aggregate principal amount of its 6.625% Fixed-rate Reset Subordinated Notes Due 2033 (the “Notes”). The net proceeds, after expenses, of the offering were approximately $292.2 million.

The Notes were issued pursuant to an Indenture, dated as of November 13, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). The issuance and sale of the Notes and the terms of the Notes and the Indenture are more fully described in a prospectus supplement dated February 6, 2023 to the prospectus dated June 8, 2021, which was filed with the Securities and Exchange Commission as part of the Company’s Registration Statement on Form S-3 (Registration No. 333-256902) filed on June 8, 2021 (the “Registration Statement”). The form of Global Note (the “Global Note”) representing the Notes is filed as Exhibit 4.1 to this report and is incorporated by reference herein. The description of the Global Note does not purport to be complete and is qualified in its entirety by reference to such exhibit.

On February 6, 2023, the Company also entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, and Wells Fargo Securities, LLC, as representatives of the underwriters named therein, with respect to the issuance and sale of the Notes. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

In connection with the issuance and sale of the Notes, Godfrey & Kahn, S.C. has delivered an opinion to the Company, a copy of which is attached as Exhibit 5.1 to this Form 8-K (the “Legal Opinion”), that the Notes constitute valid and binding obligations of the Company.

This Current Report on the Form 8-K is being filed to incorporate the Underwriting Agreement and the Legal Opinion by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed as part of this Current Report on Form 8-K:

1.1	Underwriting Agreement dated as of February 6, 2023 among Associated Banc-Corp, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.
4.1	Form of Global Note dated as of February 10, 2023 representing $300,000,000 6.625% Fixed-Rate Reset Subordinated Notes Due 2033.
5.1	Opinion of Godfrey & Kahn, S.C.
23.1	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED BANC-CORP

Dated: February 10, 2023	By:	/s/ Randall J. Erickson
Randall J. Erickson Executive Vice President, General Counsel and Corporate Secretary